Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

State or Country of
Name	Incorporation
1265840 Alberta Ltd.	Alberta
Ackerman International Holland B.V.	Netherlands
Advanced Wirecloth, Inc.	Louisiana
Amclyde UK Limited	United Kingdom
Black Max Argentina S.A.	Argentina
Bowen Downhole LLC	Delaware
Bowen Downhole, Inc.	Delaware
Brandt Energy Environmental, L.P.	Texas
Brandt Interests, Inc.	Delaware
Brandt Norge	Norway
Brandt Oilfield Services (M) Sdn. Bhd.	Malaysia
Brandt Servicios Petroleros S.A.	Peru
Church Oil Tools, Inc.	Texas
Coil Services (North Sea) Limited	United Kingdom
Corlac Equipment Corp	Barbados
CTES, L.P.	Texas
Dreco Acquisition Corporation	Alberta
Dreco DHT, Inc.	Delaware
Dreco Eastern Europe Ltd.	Alberta
Dreco Energy Services Ltd.	Alberta
Dreco Europe Limited	United Kingdom
Dreco International Finance (Barbados) Ltd.	Barbados
Dreco International Holdings Ltd.	Alberta
Dreco Limited	United Kingdom
Dreco LLC	Delaware
Drexel Oilfield Services (Middle East) L.L.C.	United Arab Emirates
Elmar Far East Pty Ltd	Australia
Elmar Services (Middle East) Limited	United Kingdom
Elmar Services Pty Ltd	Australia
Environmental Procedures Inc.	Delaware
Fiber Glass Systems (Harbin) Co., Ltd.	China
Fiber Glass Systems Holdings, LLC	Delaware
Fiber Glass Systems, L.P.	Texas
Griffith Downhole Products GmbH	Germany
Harbin Star Fiberglass Ltd.	China
Herramientas Varco, S.A. de C.V.	Mexico
HITEC AS	Norway
Hydralift Amclyde, Inc.	Delaware
Hydralift AS	Norway
Hydralift BLM SA	France
Hydralift France SAS	France
Hydralift Holding UK Ltd.	United Kingdom
Hydralift UK Limited	United Kingdom
Hydra-Rig, Inc.	Delaware
Inspecciones y Pruebas No Destructivs, S.A. de C.V.	Mexico
JV FIDMASH	Belarus
Lanzhou LS-National Oilwell Petroleum Engineering Co. Ltd.	China
LLTT, Ltd.	Trinidad And Tobago
LSI Asia Pacific Pte. Ltd.	Singapore
M.S.D. de Venezuela, C.A.	Venezuela
MJS Inspection Services Ltd.	Alberta
Molde Produksjonssenter AS	Norway

State or Country of
Name	Incorporation
Mono Group	United Kingdom
Mono Group Pensions Trustees Limited	United Kingdom
Mono Pumps (Australia) Proprietary Limited	Australia
Mono Pumps Ltd.	United Kingdom
Mono Pumps New Zealand Limited	New Zealand
National Oilwell Algerie	Algeria
National Oilwell de Mexico S.A. de C.V.	Mexico
National Oilwell de Venezuela, C.A.	Venezuela
National Oilwell DHT, LP	Delaware
National Oilwell do Brasil LTDA	Brazil
National Oilwell France S.A.R.L.	France
National Oilwell Middle East Company	Nova Scotia
National Oilwell Norway AS	Norway
National Oilwell Nova Scotia Company	Nova Scotia
National Oilwell Ontario, LLC	Delaware
National Oilwell Services de Mexico, S.A. de C.V.	Mexico
National Oilwell Sogne AS	Norway
National Oilwell Varco International Trading (Shanghai) Co., Ltd.	China
National Oilwell Varco Petroleum Equipment (Shanghai) Co., Ltd.	China
National Oilwell Varco UK Limited	United Kingdom
National Oilwell Varco, L.P.	Delaware
National Oilwell-Netherlands B.V.	Netherlands
National Oilwell Poland S.p.z.o.o.	Poland
National-Oilwell Canada Ltd.	Alberta
National-Oilwell Pte. Ltd.	Singapore
National-Oilwell Pty. Ltd.	Australia
Natoil LLC	Delaware
Natoil, Inc.	Delaware
NBJ Manufacturas de Venezuela C.A.	Venezuela
NBJ Manufacturas Petroleras (Bolivia) S.A.	Bolivia
NOV (Caymans), Ltd.	Cayman Islands
NOW (Barbados) SRL	Barbados
NOW (China), Inc.	Mauritius
NOW Canada, L.P.	Alberta
NOW Downhole Tools, Inc.	Delaware
NOW International Nova Scotia Company	Nova Scotia
NOW International, Inc.	Delaware
NOW Nova Scotia Holdings, Inc.	Delaware
NOW Oilfield Services, Inc.	Delaware
NQL (Illinois) Inc.	Illinois
NQL (US) Inc.	Delaware
NQL Energy Services US, Inc.	Texas
NQL Energy Services (Barbados) Ltd.	Barbados
NQL Energy Services Canada Ltd.	Alberta
NQL Energy Services Inc.	Alberta
NQL Finance, L.L.C	Delaware
NQL Holland B.V.	Netherlands
Oilfield Techno Equipment Limited	United Kingdom
P&T Servicios Petroleros, C.A.	Venezuela
Pesaka Inspection Services SDN.BHD.	Malaysia
Prescott Drilling Motors, Inc.	Louisiana
Pretempca Servicios de Mexico, S.A. de C.V.	Mexico
Procon Engineering Ltd.	United Kingdom
PT National Oilwell Varco	Indonesia
Remediation Management Services, L. C.	Texas
Screen Manufacturing Co. Ltd.	Trinidad And Tobago
Servicios Tubulares TT, S.A. de C.V.	Mexico
Servizi Ispettivi s.r.l.	Italy
Shaffer India Private Limited	India
Shanghai NOW-LS Engineering Consulting Co. Ltd.	China

State or Country of
Name	Incorporation
Smart Screen Systems, Inc.	Minnesota
Soil Recovery A/S	Denmark
STAR Sudamtex Tubulares S.A. (Joint Venture)	Venezuela
Texas Oil Tools, Inc.	Nevada
The Brandt Company de Argentina S.A.	Argentina
TS&M Supply	Alberta
TS&M Supply — Ontario	Ontario
TS&M Technical Sales & Maintenance Company	Nova Scotia
Tube-Kote, Inc.	Texas
Tubo-FGS, L.L.C.	Delaware
Tuboscope & Co. LLC	Oman
Tuboscope (Holding U.S.) Inc.	Delaware
Tuboscope (Thailand) Ltd.	Thailand
Tuboscope Brandt de Colombia	Colombia
Tuboscope Brandt de Venezuela C.A.	Venezuela
Tuboscope Canada	Alberta
Tuboscope Holdings Limited	United Kingdom
Tuboscope Holdings UK Ltd.	United Kingdom
Tuboscope Mexico, S.A. de C.V.	Mexico
Tuboscope Norge AS	Norway
Tuboscope Pipeline Services Canada Inc.	Alberta
Tuboscope Pipeline Services Inc.	Texas
Tuboscope Pipeline Services Limited	United Kingdom
Tuboscope Services, L.L.C.	Delaware
Tuboscope Servicios de Bolivia S.A.	Bolivia
Tuboscope Vetco (Deutschland) GmbH	Germany
Tuboscope Vetco (France) S.A.	France
Tuboscope Vetco (Osterreich) GmbH	Austria
Tuboscope Vetco Canada Inc.	Alberta
Tuboscope Vetco Capital Limited	United Kingdom
Tuboscope Vetco de Argentina S.A.	Argentina
Tuboscope Vetco do Brasil Equipamentos e Servicos Ltda.	Brazil
Tuboscope Vetco Mexico, S.A. de C.V.	Mexico
Tuboscope Vetco Moscow	Russian Federation
Tuboscope Vetco Nigeria Limited	Nigeria
Tulsa Equipment Manufacturing Company	Oklahoma
TVI Holdings, L.L.C.	Delaware
V.O.F. ACE Downhole Tools and Services	Netherlands
V/I Canada, Inc.	Alberta
Varco (Beijing) Co. Ltd.	China
Varco Al Mansoori Services Company LLC	United Arab Emirates
Varco BJ BV	Netherlands
Varco BJ FSC Inc	Barbados
Varco Canada Limited	Alberta
Varco CIS	Russian Federation
Varco do Brasil Ltda.	Brazil
Varco I/P, Inc.	Delaware
Varco International de Venezuela, C.A.	Venezuela
Varco International do Brasil Equipamentos e Servicos Ltda.	Brazil
Varco International Inc. Pte. Ltd.	Singapore
Varco International Pte. Ltd.	Singapore
Varco Norge AS	Norway
Varco Sara (India) Private Limited	India
Varco Shearer Inc.	Alberta
Varco U.S. Holdings, Inc.	Delaware
Varco UK Acquisitions Limited	United Kingdom
Varco US Finance, Inc.	Delaware
Varco, L.P.	Delaware
VCR Panama Inc.	Panama
Vector Oil Tool Ltd.	Alberta

State or Country of
Name	Incorporation
Venwell International Inc. (Trinidad Branch)	Texas
Versatech International Ltd.	Alberta
Vetco Coating GmbH	Germany
Vetco Enterprise AG	Switzerland
Vetco Pipeline Services Ltd.	Alberta
Vetco Pipeline Services, Inc.	Texas
Vetco Saudi Arabia Ltd.	Saudi Arabia
Vetco Services Sendirian Berhad	Brunei Darussalam
Vetco Technology GmbH	Germany
Wellsite Gas Detection Inc.	Alberta
Woolley, Inc.	Texas
XST Holdings, Inc.	Texas